CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Wisedriver.com, Inc. for the period ending September 30, 2005, I, Martha M. Padron, Chief Executive Officer and Chief Financial Officer of Wisedriver.com, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.            Such Quarterly Report of Form 10-QSB for the period ending September 30,2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2005, fairly represents in all material respects, the financial condition and results of operations of Wisedriver.com, Inc.

Dated:	December 20, 2005

Wisedriver.com, Inc.

By: /s/ Martha M. Padron

Chief Executive Officer and

Chief Financial Officer